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                                                                   EXHIBIT 10.62

                                PROMISSORY NOTE

$5,700,000

                                                              New York, New York
                                                                   June 13, 2002

                  This Promissory Note (the "Note") is executed and delivered pursuant to that certain Asset Purchase Agreement dated effective as of April 17, 2002 (as amended, the "Agreement") between ClearBlue Technologies Management, Inc. and AppliedTheory Corporation and the subsidiaries of AppliedTheory Corporation set forth on the signature page thereto and Schedule 1 thereto. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

                  1. PAYMENT. FOR VALUE RECEIVED, the undersigned, ClearBlue Technologies Management, Inc., a Delaware corporation ("MAKER"), promises to pay to the order of AppliedTheory Corporation, a Delaware corporation, or its assigns or any subsequent holder(s) of this Note ("HOLDER"), on the fourth anniversary of the date of this Note at such place as the Holder may designate from time to time in writing to the Maker, in lawful money of the United States of America, the principal sum of FIVE MILLION SEVEN HUNDRED THOUSAND DOLLARS ($5,700,000), together with interest on the unpaid principal balance of this Note from the date hereof until paid at eight percent (8%) per annum; provided, however, that Maker shall have the right to reduce, dollar for dollar, any outstanding principal balance under this Note by the amount of any setoff or recoupment right arising prior to Closing exercised by any third party under any Contracts with customers, but only to the extent that such setoff or recoupment cannot be applied against the obligations of Maker under that certain secured promissory note by Maker, for the benefit of Holder, in the principal amount of $5,400,000, as further described in the amendment to the Agreement of even date herewith entered into between Maker and Holder. Maker shall notify Holder in writing of the exercise by a third party of any such setoff or recoupment right within 10 days of Maker's actual knowledge thereof. Interest shall be computed on the basis of the actual days elapsed over a 360-day year, and shall be payable in cash on each anniversary date of the date of this Note.

                  The principal balance of this Note may be prepaid, at the option of Maker, in whole at any time, or in part from time to time, without premium or penalty.

                  All amounts received for payment under this Note shall, at the option of Holder, be applied first to any unpaid expense of Holder under Section 5 hereof, then to unpaid interest due on overdue installments, then to unpaid interest accrued, and finally to the reduction of the outstanding principal balance of the Note.

                  2.       REPRESENTATIONS, WARRANTIES AND COVENANTS. While this
Note is outstanding, Maker hereby continuously represents, warrants and covenants to Holder that:

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                  a.       Company Status. Maker is a corporation duly
organized, validly existing and in good standing under the laws of the State of Delaware and duly qualified and in good standing in every other state or jurisdiction in which the nature of Maker's business requires such qualification except where failure to be so qualified would not individually or in the aggregate have a material adverse effect on its business.

                  b. Authority and Execution. Maker has full power, authority and legal right to own its property and assets and to transact the business in which it is engaged. Maker has the full power, authority and legal right to execute and deliver, to perform its obligations and has taken all necessary action to authorize the execution, delivery and performance of this Note.

                  c. Legal, Valid and Binding Character. This Note constitutes the legal, valid and binding obligation of Maker and is enforceable in accordance with its terms.

                  d. No Violations. The execution, delivery and performance of its obligations hereunder by Maker will not violate any requirement of law applicable to Maker or any material contract, agreement or instrument to which Maker is a party or by which Maker or its property is bound.

                  e. Financial Information. Maker shall provide Holder as soon as available, but in any event within ninety (90) days after the end of each fiscal year, Maker's balance sheet as at the end of such fiscal year and the related statements of income for the twelve months then ended, which shall be prepared in accordance with U.S. generally accepted accounting principles ("GAAP").

                  f. Net Worth. Maker covenants that its net worth as determined consistent with GAAP shall be at least $15 million at all times during which the Note or any portion thereof remains unpaid.

                  3. DEFAULT; REMEDY. The occurrence of one or more on the following events shall constitute an "Event of Default":

                  a. A default shall be made in the payment of any principal or interest under the Note when the same shall become due and payable whether at maturity, by acceleration, or otherwise within 10 days of when same shall become due and payable;

                  b. The failure to perform under and/or committing any other breach of this Note (and Maker covenants to provide written notice to Holder of such breach that Holder would not otherwise have knowledge of); which is not cured within thirty (30) days of the notice in writing to Maker by Holder (or Holder by Maker) of the occurrence of such breach; or

                  c. If Maker shall (i) apply for or consent to the appointment of, or the taking of the possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property,
(ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be

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adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing.

                  d. During the pendency of any uncured Event of Default, unpaid principal amounts remaining unpaid hereunder and any interest installment not paid when due remaining unpaid hereunder shall bear interest at a rate of two percentage points (2%) in excess of the rate set forth in Section 1 hereof.

                  4. ACCELERATION. If a payment Event of Default shall occur and remain uncured within any applicable notice and cure period then this Note shall immediately become due and payable, without notice. If any other Event of Default shall occur hereunder which is not cured within any applicable grace period, then this Note may be declared to be immediately due and payable, together with attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

                  5. EXPENSES OF COLLECTION BORNE BY MAKER. If this Note is not paid in accordance with its terms, or should it become necessary in the opinion of Holder to employ counsel to collect or enforce this Note, Maker shall pay to Holder, to the extent permitted by applicable law, all reasonable costs, charges, disbursements and attorney's fees incurred by Holder in collecting or enforcing payment thereof or in protecting the same, whether incurred in or out of court.

                  6. WAIVER OF JURY TRIAL OTHER WAIVERS; GOVERNING LAW. MAKER EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS NOTE AND HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY.

                  The delay or failure to exercise any right hereunder shall not waive such right. Maker hereby waives demand, presentment, protest, notice of dishonor or nonpayment, notice of protest, any and all delays or lack of diligence in collection hereof and assents to each and every extension or postponement of the time of payment or other indulgence.

                  Any legal suit, action or proceeding not directly subject to the jurisdiction of the Bankruptcy Court and arising out of or relating to this Note must be instituted in a federal court whose district encompasses any part of New York City, State of New York, and the Maker and Holder hereby submit to this jurisdiction.

                  This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                  7. MODIFICATION; WAIVER. This Note may not be modified nor shall any waiver hereunder be effective unless in writing and signed by the party against whom the same is asserted.

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                  8.       ASSIGNMENT. This Note may be assigned by the Holder;
provided, however, that it shall not be held of record by more than three (3) holders (counting as a single holder for such purpose any liquidating trust or similar entity).

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                  IN WITNESS HEREOF, the undersigned has duly executed and
delivered this Note the date and year first above written.

                                            CLEARBLUE TECHNOLOGIES
                                              MANAGEMENT, INC.

                                            By: /s/ Mark Lambourne
                                                ----------------------------
                                                Name: MARK LAMBOURNE
                                                Title: PRESIDENT

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF ONONDAGA   )

         On the 5th day of June, 2002 before me personally came Mark Lambourne to me known, who being by me duly sworn, did depose and say that he is the President, of the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by order of said corporation.

                            /s/ Patricia J. Foster
                            ----------------------------------------------------
                            Notary Public            PATRICIA J. FOSTER
                                              Notary Public, State of New York
                                             Qualified in Onon. Co. No. 4755760
                                            My Commission Expires Sept. 30, 2002

                 [Signature Page to $5,700,000 Promissory Note]